Exhibit 99.3

EXECUTION COPY

XL Capital Assurance Inc.
Merrill Lynch International
Term Sheet

Binding Summary of Terms and Conditions

Each party acknowledges that certain information provided in connection with the transaction (including this summary of selected terms and conditions and other information about the transactions) is confidential. Each party agrees that it will not disclose such information to any other party (other than any party requested by Security Capital Assurance Ltd. (“SCA”) to execute the Master Commutation, Release and Restructuring Agreement (as defined below)) except as required for the completion or funding of the transactions or as required by law, regulatory requirements or court order or discovery procedures. Effective from the date of commencement of discussions concerning the transactions, each party and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and all materials of any kind, including opinions and other tax analyses, that XL Capital Assurance Inc. (“XLCA”) has provided to any of the other parties hereto relating to such tax treatment and tax structure. However, the foregoing does not constitute an authorization to disclose the identity of XLCA, XLCA Admin LLC (“XLCA Admin”), SCA, Merrill Lynch International (“MLI”) or their respective affiliates, agents or advisors, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information.

I. Termination of CDS:

On the Termination Date, XLCA, SCA, MLI, Merrill Lynch & Co., Inc. and each of the counterparties identified in Schedule 1 with respect to each Transaction identified in Schedule 1 (each, a “Subject Transaction”) will enter into (i) a Termination Agreement substantially in the form of Exhibit A hereto (each a “Termination Agreement”) and (ii) such other agreements as may be specified in the related Termination Agreement.

II. Conditions:	The execution of the Termination Agreement attached as Schedule 1 hereto shall be conditioned upon the satisfaction of the following conditions on or before August 15, 2008:

(1) receipt of any necessary regulatory and/or board approvals of XLCA and SCA or consents, including the Department Approval (as defined in the Termination Agreement), acceptable to MLI, in its sole discretion, and in full force and effect,

(2) the accuracy of representations and warranties in all respects,
(3) delivery of a certified copy of board resolutions of XLCA and SCA approving this transaction, and

(4) the closing of a transaction (or a material portion thereof) with XL Capital Ltd., the material provisions of which have been disclosed in writing to MLI (the “XL Transaction” and the principal agreement governing such XL Transaction, the “Master Commutation, Release and Restructuring Agreement”) which transaction shall have been approved by the New York Department of Insurance.

III. Covenants	The parties shall use commercially reasonable efforts to cause the conditions set forth above in Section II applicable to such party to be satisfied.

IV. Consideration:	As consideration for, and simultaneously with, the execution of the Termination Agreement, MLI shall be paid a single payment of $500,000,000.

V. Termination Date:	The same date as the satisfaction of the conditions set forth above in Section II.

VI. Forbearance

From the execution of the Master Commutation, Release and Restructuring Agreement until the earliest of (i) August 15, 2008, (ii) the termination or abandonment of the XL Transaction, (iii) the Termination Date, (iv) such time as neither the Master Commutation, Release and Restructuring Agreement nor another forbearance agreement is effective against each other counterparty to a credit default swap insured by a financial guaranty insurance policy issued by the Insurer that is entitled to exercise a Triggered Enforcement Right as a result of SCA, XLCA or XL Financial Assurance Ltd. (“XLFA”) being insolvent or unable to pay its debts as they come due or failing or admitting in writing its inability generally to pay its debts as they become due (an “Insolvency Trigger”), and (v) any counterparty to a credit default swap insured by a financial guaranty insurance policy issued by the Insurer exercises a Triggered Enforcement Right that is not stayed (such period, the “Forbearance Period”),

MLI and Merrill Lynch & Co., Inc. agree to forbear from exercising any Triggered Enforcement Rights under any credit default swap between MLI and any trust, the obligations of which are guaranteed by XLCA, if the Triggered Enforcement Rights are a consequence of any of either (x) the occurrence of an Insolvency Trigger with respect to SCA, XLCA or XLFA or (y) the credit rating of one or more of the SCA Entities or any asset backed security or other reference obligation on which any SCA Entity has sold credit protection or provided a guarantee has been downgraded by, or has ceased or ceases to be rated by a rating agency.

“Triggered Enforcement Right” means the right to accelerate, liquidate, close out, terminate, assess or demand damages or termination payments under, withhold or set off payments under, alter the payment terms of, demand collateral in respect of or otherwise exercise remedies or enforcement rights in respect of one or more transactions or agreements.

VII. Master Agreement	In the event that MLI executes the Master Commutation, Release and Restructuring Agreement, such agreement shall not apply to any Subject Transaction.

VIII. Governing Law:

The Termination Agreement, and any disputes in respect of, and all matters in any way related to, this Binding Summary of Terms and Conditions or any such agreements will be governed by the laws of New York and will be determined by the courts thereof.

          IN WITNESS WHEREOF, each party hereto caused this instrument to be signed in its name by its proper officer thereunto duly authorized, as of July 28, 2008.

MERRILL LYNCH INTERNATIONAL

By:	/s/ Ifther Ali

Name: Ifther Ali
Title: Authorized Signatory

MERRILL LYNCH & CO., INC.

By:	/s/ Eric Heaton

Name: Eric Heaton
Title: Treasurer

XL CAPITAL ASSURANCE INC.

By	/s/ Susan Comparato

Name: Susan Comparato
Title: Senior Vice President and General Counsel

SECURITY CAPITAL ASSURANCE LTD.

By:	/s/ Claude LeBlanc

Name: Claude LeBlanc
Title: Executive Vice President

PORTFOLIO CDS TRUST 129		PORTFOLIO CDS TRUST 138

Acting through XLCA Admin LLC, as Trustee		Acting through XLCA Admin LLC, as Trustee

By:	/s/ Susan Comparato	By:	/s/ Susan Comparato

	Name: Susan Comparato		Name: Susan Comparato
	Title: Managing Director and Secretary		Title: Managing Director and Secretary

PORTFOLIO CDS TRUST 153		PORTFOLIO CDS TRUST 164

Acting through XLCA Admin LLC, as Trustee		Acting through XLCA Admin LLC, as Trustee

By:	/s/ Susan Comparato	By:	/s/ Susan Comparato

	Name: Susan Comparato		Name: Susan Comparato
	Title: Managing Director and Secretary		Title: Managing Director and Secretary

PORTFOLIO CDS TRUST 165		PORTFOLIO CDS TRUST 170

Acting through XLCA Admin LLC, as Trustee		Acting through XLCA Admin LLC, as Trustee

By:	/s/ Susan Comparato	By:	/s/ Susan Comparato

	Name: Susan Comparato		Name: Susan Comparato
	Title: Managing Director and Secretary		Title: Managing Director and Secretary

PORTFOLIO CDS TRUST 172		PORTFOLIO CDS TRUST 186

Acting through XLCA Admin LLC, as Trustee		Acting through XLCA Admin LLC, as Trustee

By:	/s/ Susan Comparato	By:	/s/ Susan Comparato

	Name: Susan Comparato		Name: Susan Comparato
	Title: Managing Director and Secretary		Title: Managing Director and Secretary

Schedule 1

Subject Transaction	Counterparties

West Trade Funding CDO II	MLI and Portfolio CDS Trust 138
Tazlina Funding CDO II	MLI and Portfolio CDS Trust 164
Ipswich Street CDO	MLI and Portfolio CDS Trust 129
Silver Marlin CDO I	MLI and Portfolio CDS Trust 153
West Trade Funding CDO III	MLI and Portfolio CDS Trust 165
Jupiter High-Grade CDO VI	MLI and Portfolio CDS Trust 170
Robeco High Grade CDO I	MLI and Portfolio CDS Trust 172
Biltmore CDO 2007-1	MLI and Portfolio CDS Trust 186

Exhibit A

TERMINATION AGREEMENT

                    THIS TERMINATION AGREEMENT (this “Agreement”) is made as of [          ], 2008 by and among the Portfolio CDS Trusts identified on the signature pages hereto (each a “Trust” and, collectively, the “Trusts”), Merrill Lynch International, as the Buyer (the “Buyer”), Merrill Lynch & Co., Inc. as the guarantor of the Buyer’s obligations (the “Guarantor”), XL Capital Assurance Inc. (the “Insurer”) and Security Capital Assurance Ltd. (“SCA”).

                    Reference is hereby made to those certain Financial Guaranty Insurance Policies (the “Policies”, each one a “Policy”) identified on Schedule 1 to this Agreement, each issued in connection with a swap transaction constituted by the ISDA Master Agreement, Schedule and Confirmation thereto (such documents, collectively, a “Swap” and all such Swaps, the “Swaps”), each Swap being between a Trust and the Buyer. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Swaps.

                    WHEREAS, the parties have engaged in good faith, arm’s length negotiations to settle the parties’ respective rights and obligations related to the Policies and the Swaps;

                    WHEREAS, the Buyer and the Trusts have agreed to terminate the Swaps and each of their respective obligations thereunder subject to the terms hereof;

                    WHEREAS, the Buyer has agreed to terminate all of the obligations of the Insurer under the Policies and surrender the Policies for cancellation subject to the terms hereof;

                    WHEREAS, the Insurer has submitted the Term Sheet, dated July [ ], 2008 (the “Term Sheet”) among the Buyer, the Guarantor, the Insurer, SCA and the Trusts, including a form of this agreement, to the New York State Department of Insurance (the “Department”);

                    WHEREAS, the Department has approved the transactions contemplated hereby;

                    WHEREAS, the Insurer has agreed to the termination of its obligations under the Policies subject to the terms hereof; and

                    NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

ARTICLE I Termination of Swaps

Section 1.01. Each party hereto acknowledges and agrees that it has no claim for any unpaid amounts under the Swaps.

Section 1.02. It is agreed that, upon the date of the satisfaction of the conditions set forth in Article VII (the “Effective Date”):

          (a) the Transaction under each Swap shall be terminated in full and of no further force or effect;

          (b) the related Master Agreement, Schedule and Confirmation of each Swap and any guaranty or other credit support therefor shall be terminated in full and of no further force or effect;

          (c) except as provided in Section 1.03 below, no party shall owe any other party any termination payment or other amounts in connection with the termination of the Swaps or the cancellation of the Policies; and

          (d) any requirement of notice of termination or delivery of any other document required in connection with termination of the Swaps is hereby waived by each party entitled to such notice or other document.

Section 1.03. In consideration of the termination of the Swaps and the cancellation of the Policies and the other agreements of the Buyer contained herein, the Insurer hereby agrees to pay to the Buyer on the Effective Date $500,000,000 by wire transfer of immediately available funds to the following account of the Buyer [INSERT WIRE DETAILS].

ARTICLE II Termination of Policies

Section 2.01. The Buyer represents and warrants that it has not sold, assigned, conveyed, pledged, encumbered or otherwise transferred any interest in any Policy.

Section 2.02. From and after the Effective Date:

          (a) all obligations of the Insurer under each Policy shall terminate and each such Policy shall be deemed cancelled;

          (b) all obligations of the Insurer and the applicable Trust under each Insurance and Indemnity Agreement (each such agreement, an “Insurance and Indemnity Agreement”) between the Insurer and such Trust shall terminate and each Insurance and Indemnity Agreement shall be terminated;

          (c) all obligations of each Trust under each Premium Letter, as defined in the Insurance and Indemnity Agreement to which such Trust is a party, in respect of the applicable Policy shall terminate and each Premium Letter shall be terminated;

          (d) the Buyer hereby absolutely, irrevocably and unconditionally releases the Insurer from all obligations arising under each Policy, whether such obligations have arisen as of or prior to the date hereof or would otherwise arise hereafter, including, without limitation, the obligation to make Scheduled Payments under such Policy, including, without limitation, any Scheduled Payment otherwise payable under such Policy because all or any part of a Scheduled Payment is avoided as a preference payment under bankruptcy, insolvency or receivership laws applicable to any Person and waives all benefits, rights and remedies it may derive under such Policy; and

          (e) in furtherance of the foregoing, within ten (10) business days of the Effective Date, the Buyer will surrender each Policy to the Insurer for cancellation or, if any such Policy has been lost or destroyed, provide a loss affidavit to the Insurer with respect to such Policy in form and substance reasonably satisfactory to the Insurer. The Buyer acquiesces in and consents to such surrender and cancellation.

ARTICLE III Releases

Section 3.01. As of the Effective Date, the Buyer and the Guarantor, for good and valuable consideration, the sufficiency of which they hereby acknowledge, forever release each Trust and the Insurer (including all of their respective past and present parent companies, subsidiaries, divisions, affiliates, joint ventures, predecessors, successors, transferees, assigns, subrogees, insurers, co-insurers, reinsurers, servants, attorneys, partners, principals, members, directors, officers, employees, stockholders, owners, representatives and anyone claiming by or through them) from any and all Claims and Unknown Claims of any nature whatsoever that the Buyer or the Guarantor ever had, now has or can, shall or may have, by reason of any matter, cause or thing occurring from the beginning of the world to the Effective Date that arises out of or in any way relates to (a) the Swaps, the Policies or any other agreement supporting or related to any Swap or the Policy, and/or (b) the facts, transactions, occurrences, allegations or claims that were alleged or could have been alleged in the Complaint, the Answer and Counterclaims, and/or otherwise in the lawsuit captioned Merrill Lynch International v. XL Capital Assurance Inc., et al., Case No. 08 Civ. 2893 (JSR) (S.D.N.Y) (the “MLI v. XL Action”). For the avoidance of doubt the Buyer and the Guarantor are not releasing any Claims or Unknown Claims related to (a) any credit default swap or financial guaranty policy other than the Swaps or the Policies or (b) any obligation of the Trust or the Insurer that has been undertaken or imposed by the express terms of this Agreement.

Section 3.02. As of the Effective Date, each Trust (with respect to the Swap to which it is a party and the related Policy and related agreements) and the Insurer (with respect to all Swaps and Policies and related agreements), for good and valuable consideration, the sufficiency of which they hereby acknowledge, forever release the Buyer and the Guarantor (including all of their respective past and present parent companies, subsidiaries, divisions, affiliates, joint ventures, predecessors, successors, transferees, assigns, subrogees, insurers, co-insurers, reinsurers, servants, attorneys, partners, principals, members, directors, officers, employees, stockholders, owners, representatives and anyone claiming by or through them) from any and all Claims and Unknown Claims of any nature whatsoever that such Trust or the Insurer ever had, now has or can, shall or may have, by reason of any matter, cause or thing occurring from the beginning of the world to the Effective Date that arises out of or in any way relates to (a) the Swaps, the Policies or any other agreement supporting or related to any Swap or Policy, and/or (b) the facts, transactions, occurrences, allegations or claims that were alleged or could have been alleged in the Complaint, the Answer and Counterclaims, and/or otherwise in the MLI v. XL Action. For the avoidance of doubt the Trust and the Insurer are not releasing any Claims or Unknown Claims related to (a) any credit default swap or financial guaranty policy other than the Swaps or the Policies or (b) any obligation of the Buyer or the Guarantor that has been undertaken or imposed by the express terms of this Agreement.

Section 3.03. “Claims” means any action or actions, cause or causes of action, in law or in equity, suits, liens, liabilities, claims, demands, obligations, damages, punitive damages, losses, costs, expenses and attorneys’ fees of any nature whatsoever, including, but not limited to claims based on breach of fiduciary duty or other legal duty, legal fault, negligence, negligent misrepresentation, offense, quasi-offense, contract, fraud, aiding and abetting fraud or breach of fiduciary duty, ratification, promissory estoppel, breach of the implied covenant of good faith and fair dealing, any securities law or any other theory.

Section 3.04. “Unknown Claims” means any claim that the Trust, the Insurer, the Buyer or the Guarantor does not know or even suspect to exist in its favor at the time of this Agreement, which, if known, may have affected its decision to enter into this Agreement. The parties understand that they may have suffered damages that are unknown to them at present and that they may suffer unknown damages in the future. The parties acknowledge that any actions taken in consideration of this Agreement are intended to and in fact do release and discharge any and all claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist or have existed upon any theory of law or equity, regardless of whether or not the law recognizes the existence of such claims or rights of actions as of the date of this Agreement.

ARTICLE IV Covenants

Section 4.01. Within three (3) business days of the Effective Date, counsel for the parties will execute and counsel for the Buyer will serve and file a stipulation of dismissal with prejudice of the MLI v. XL Action, including all counterclaims against the Buyer and the Guarantor, with each party agreeing to pay its own costs in connection with the litigation. The stipulation of dismissal will be pursuant to Fed. R. Civ. P. 41(a).

Section 4.02. The parties shall use commercially reasonable efforts to cause the conditions set forth in Article VII below that are applicable to such party to be satisfied.

ARTICLE V Representations and Warranties of the Parties

Each party hereto, severally and solely in respect of such party, represents and warrants to the other parties as follows:

Section 5.01. Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, and has all power and authority to consummate the transactions contemplated hereby.

Section 5.02. The execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of such party. This Agreement constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to the effects of bankruptcy, receivership, insolvency, liquidation, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

Section 5.03. The execution, delivery and performance by such party of this Agreement do not, and the consummation by such party of the transactions contemplated hereby will not, (i) violate any provision of the organizational documents of such party, (ii) conflict with or violate in any material respect any applicable law or order of any governmental authority currently in effect with respect to such party or any of its properties or assets, or (iii) result in a breach of the terms or conditions of, or constitute a default under, any agreements to which such party is a party or by which such party is bound, other than, in the case of this clause (iii), breaches or defaults which would not have a material adverse effect on the ability of such party to consummate the transactions contemplated hereby. Neither the execution and delivery by such party of this Agreement nor compliance by such party with or fulfillment by such party of the terms, conditions and provisions hereof will require any authorization, consent, approval, exemption or license from, or any filing or registration with, any governmental authority which has not been obtained or made.

ARTICLE VI Additional Representations and Warranties of the Insurer

          The Insurer represents and warrants to the other parties as follows:

Section 6.01. Each of the Swaps and the Policies is valid and enforceable in accordance with its terms and was entered into in the ordinary course of business of the Trusts and the Insurer. The Insurer has no defenses to the enforceability of, or setoffs or counterclaims to, the Swaps or the Policies.

Section 6.02. After giving effect to the transactions contemplated by this Agreement (the “Settlement Transaction”) and the consummation of all transactions consummated prior to or simultaneously with this Agreement and taking into account the Loss Projections (as defined below) as of the Effective Date, the Insurer will be solvent (as determined in accordance with statutory accounting principles as prescribed by the Department), and will not be left with an unreasonably small amount of capital with which to engage in business and will be able to pay all of its obligations as they come due.

Section 6.03. The Insurer has fully disclosed the Settlement Transaction and the transaction with XL Capital Ltd. (the “XL Transaction”) to the Department and has provided the Term Sheet to the Superintendent of Insurance and the Superintendent has approved the terms of the Settlement Transaction and the XL Transaction and consented in writing to the execution of this Agreement and to the consummation of the Settlement Transaction and the XL Transaction (the “Department Approval”).

Section 6.04. The Insurer has performed a detailed examination of its financial obligations as of the date of this Agreement including by reviewing its estimate of probable losses (“Loss Projections”) with respect to all financial guaranty policies issued by it and based on such review the Insurer has concluded that its Loss Projections as of June 30, 2008 constitute a reasonable estimate of probable losses on such policies. The Insurer’s balance sheet as of March 31, 2008 reflected appropriate reserves based on Loss Projections as of such date. The Insurer does not intend to provide Buyer with a greater percentage of its claims than it expects to provide to other policy holders or creditors, and has determined that after giving effect to the Settlement Transaction and all other transactions consummated prior to or simultaneously with this

Agreement it will retain sufficient claims paying resources to satisfy its contractual and legal obligations as they come due.

Section 6.05. The amount of consideration being received by the Buyer pursuant to the terms of this Agreement, to the knowledge of the Insurer, constitutes reasonably equivalent value for the agreements of the Buyer provided in this Agreement.

Section 6.06. The Insurer is not transferring any assets to the Buyer with any intent to hinder, delay or defraud any of its creditors.

Section 6.07. The Insurer has disclosed the material terms of the transactions contemplated by this Agreement to the parties to all holders of its financial guaranty insurance policies insuring credit default swap transactions to the extent required under the Master Commutation, Release and Restructuring Agreement.

          The Buyer represents as follows:

Section 6.08. The market value of the Swaps as reflected on the books and records of the Buyer is materially greater than the payment to be made by the Insurer under Section 1.03.

ARTICLE VII Conditions Precedent

The respective obligations of each party to consummate this Agreement shall be subject to the satisfaction of the following conditions, each of which will require the consent of both the Buyer and the Insurer prior to any waiver thereof:

Section 7.01. The representations and warranties of the parties contained in Article V and VI hereof shall be true and correct in all material respects.

Section 7.02. The parties shall have performed or complied with all agreements and covenants required by this Agreement, including without limitation Section 1.03.

Section 7.03. The Department Approval shall have been obtained and shall be in full force and effect.

Section 7.04. (a) The Insurer shall have delivered to the Buyer (i) a certified copy of the board resolutions of each of the Insurer and SCA approving the Settlement Transaction and (ii) an in-house opinion covering due authorization and other corporate matters and an opinion of Weil, Gotshal & Manges LLP on enforceability in form and substance reasonably satisfactory to the Buyer and (b) the Buyer and the Guarantor shall have each delivered to the Insurer and SCA an in-house opinion covering due authorization and other corporate matters and an opinion of Chadbourne & Parke LLP on enforceability in form and substance reasonably satisfactory to the Insurer.

Section 7.05. The closing of the XL Transaction (or a material portion thereof).

ARTICLE VIII Indemnification

          (a) In the event that (i) any transfer of property made by the Insurer pursuant to the terms of this Agreement is determined by the Superintendent of Insurance acting pursuant to Article 74 of the New York State Insurance Law to constitute a voidable transfer under Section 7425(a) of the New York State Insurance Law, (ii) the Buyer has failed to disgorge such property to the Insurer and (iii) the Superintendent has demanded, pursuant to Section 7425(b) of the New York State Insurance Law, that any director, officer or employee of the Insurer, or any other natural person acting on behalf of the Insurer (each, an “Indemnified Party”) make any payment to the Insurer with respect to such transfer (a “7425(b) Demand”), the Buyer and the Guarantor hereby agree, jointly and severally, to indemnify each Indemnified Party and hold them harmless, to the fullest extent permitted by applicable law, but subject to the provisions of this Section 8.01 from and against any and all (x) costs and expenses (including reasonable fees and expenses of counsel) (collectively, “Costs”) paid or incurred in connection with investigating, defending, or otherwise participating in, or preparing to defend, or participate in, a Proceeding (or any appeal therefrom) not to exceed an aggregate amount of $5 million and otherwise subject to the limitations in this Section 8.01 and (y) all judgments, fines, penalties and amounts paid in settlement and other liabilities expressly payable by such Indemnified Party pursuant to the 7425(b) Demand (collectively, “Indemnified Amounts”).

          (b) As used in this section “Proceedings” means any threatened, pending or completed action, suit or other proceeding (which shall include an arbitration or other alternate dispute resolution mechanism), whether civil, criminal, administrative or investigative in nature (including any appeal therefrom) instituted by the Superintendent, as liquidator, rehabilitator or conservator under Section 7425 of the New York State Insurance Law, in which any Indemnified Party was, is or may be involved as a party or otherwise by reason of his/her role as a director, officer, employee or shareholder of the Insurer, or other person acting on behalf of the Insurer or by reason of any action taken (or failure to act) by him/her or on his/her part while serving in his/her role as a director, officer, employee or shareholder of the Insurer, or other person acting on behalf of the Insurer (in each case, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement).

          (c) Notwithstanding the foregoing the Buyer and the Guarantor shall only have an obligation to indemnify any Indemnified Party (i) from and against any Indemnified Amounts other than those arising from the fraud, bad faith, willful misconduct or gross negligence of such Indemnified Party, (ii) to the extent the Indemnified Party submitted in writing (with a copy to the Buyer and the Guarantor) a claim against the Insurer for payment of Indemnified Amounts and either (x) Insurer is prohibited from making such payment on a basis that is not subordinated to the claims of policy holders or (y) the Insurer otherwise fails to make such payment within 15 days of the submission of the claim and (iii) to the extent the Indemnified Party shall have (x) submitted in writing (with a copy to the Buyer and the Guarantor) a claim for payment of such amounts under any director and officer insurance policy available to such Indemnified Party and (y) the Indemnified Party shall not have received reimbursement of such Indemnified Amounts within 15 days of the submission of such claim.

          (d) An Indemnified Party shall promptly notify the Buyer and the Guarantor in writing of any 7425(b) Order, but failure to give such prompt notice shall not relieve the Buyer and the Guarantor from any liability hereunder except to the extent the Buyer or the Guarantor are materially prejudiced by such failure. An Indemnified Party may, at its own expense and without any right to indemnification hereunder, elect to assume the defense of any Proceeding brought against an Indemnified Party, including the employment of counsel reasonably satisfactory to such Indemnified Party. If the Indemnified Party will seek reimbursement for Costs under Section 8.01(a) above, Buyer and Guarantor shall at all times control such defense. If the Buyer and the Guarantor shall elect in writing not to assume the defense thereof, an Indemnified Party may, after written notice to the Buyer and the Guarantor and the Buyer and the Guarantor’s failure to remedy promptly the same, assume the defense thereof, including the employment of counsel, in which case the Buyer and the Guarantor shall pay all of the Costs of such Indemnified Party incurred in respect of such defense subject to the provisions of this Section 8.01. If any Indemnified Party shall have been advised by counsel chosen by it that it would be inappropriate for such counsel to continue to represent such Indemnified Party in respect of a particular legal or factual issue, the Indemnified Party may retain additional and separate counsel to represent it or, at its option, assume the defense of such action and the Buyer and the Guarantor will reimburse such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party. The Buyer and Guarantor shall not be liable for any settlement of any action without their written consent. No settlement of any such action may be made by the Buyer and the Guarantor without the Indemnified Party’s written consent; provided, however, such consent shall not be necessary if the settlement results in an irrevocable and unconditional release of the Indemnified Party without (i) the admission by the Indemnified Party of guilt, complicity or culpability or (ii) the incurrence of any payment obligation or other civil or any criminal liability on the part of such Indemnified Party (unless, with respect to payment obligations, the same is paid by the Buyer or the Guarantor hereunder). It is understood that the Buyer and the Guarantor shall not, in connection with any action or related actions in the same jurisdiction, be liable for the Costs of more than one separate firm for all Indemnified Parties, unless the Indemnified Parties shall have reasonably concluded that representation of all the Indemnified Parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

          (e) An Indemnified Party may demand payment for any Indemnified Amounts incurred by such Indemnified Party, as and when incurred, and such demand for indemnification shall be accompanied by a brief description of the nature and extent of the Costs and other Indemnified Amounts as well as the circumstances under which indemnification is sought. The Buyer and the Guarantor shall not be obligated to pay such Indemnified Amounts described in 8.01(a)(y) so long as the Buyer and/or the Guarantor (i) are contesting such Indemnified Amounts for which indemnity is sought hereunder and (ii) are diligently prosecuting the same and the Buyer and/or the Guarantor have taken all lawful action as may be necessary to prevent all of the following: (A) the obligation of the Indemnified Party to pay such Indemnified Amounts from being due and payable pursuant to an order of a court of competent jurisdiction that has not been stayed, (B) the collection of such Indemnified Amounts from the Indemnified Party and (C) the imposition of any criminal liability for failure to pay such Indemnified Amounts when due and payable.

          (f) The Buyer and the Guarantor shall be subrogated to the rights of the Indemnified Party against the Insurer and any provider of directors and officers insurance coverage for the reimbursement of any Indemnified Amounts.

ARTICLE IX Governing Law

Section 9.01. This Agreement and all matters relating to or in any way arising in respect of this Agreement shall be, in all respects, governed by and constituted in accordance with the laws of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of laws provisions thereof, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

Section 9.02. Each party hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceedings brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

ARTICLE X Counterparts

                    This Agreement may be executed in several counterparts (including by facsimile transmission or electronic transmission of a PDF file), each of which shall be an original and all which together shall constitute a single agreement.

ARTICLE XI Amendments

                    No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including writing evidenced by facsimile transmission or electronic transmission of a PDF file) and executed by each of the parties hereto.

ARTICLE XII Severability

                    In the event that any provision of this Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the parties, jurisdiction or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Agreement.

ARTICLE XIII Entire Agreement

                    This Agreement sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral.

ARTICLE XIV Notices

                    All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, or faxed (with telephone confirmation of receipt by the addressee) to the address and facsimile numbers as advised to the parties by the other parties in writing from time to time. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the other party receives such notice.

ARTICLE XV Successors and Assigns

                    This Agreement shall inure to the benefit of and be binding upon each party to this Agreement and each of their respective successors and assigns.

[Remainder of this page intentionally left blank; signature pages follow]

                    IN WITNESS WHEREOF, the Trust, the Buyer, the Guarantor, SCA and the Insurer have each caused this instrument to be signed in its name by its proper officer thereunto duly authorized, as of the date first above written.

BUYER:

MERRILL LYNCH INTERNATIONAL

By:

Name:
Title:

GUARANTOR:

MERRILL LYNCH & CO., INC.

By:

Name:
Title:

INSURER:

XL CAPITAL ASSURANCE INC.

By

Name:
Title:

SECURITY CAPITAL ASSURANCE LTD.

By:

Name:
Title:

PORTFOLIO CDS TRUST 129	PORTFOLIO CDS TRUST 138

Acting through XLCA Admin LLC, as Trustee	Acting through XLCA Admin LLC, as Trustee

By:	By:

Name:	Name:
Title:	Title:

PORTFOLIO CDS TRUST 153	PORTFOLIO CDS TRUST 164

Acting through XLCA Admin LLC, as Trustee	Acting through XLCA Admin LLC, as Trustee

By:	By:

Name:	Name:
Title:	Title:

PORTFOLIO CDS TRUST 165	PORTFOLIO CDS TRUST 170

Acting through XLCA Admin LLC, as Trustee	Acting through XLCA Admin LLC, as Trustee

By:	By:

Name:	Name:
Title:	Title:

PORTFOLIO CDS TRUST 172	PORTFOLIO CDS TRUST 186

Acting through XLCA Admin LLC, as Trustee	Acting through XLCA Admin LLC, as Trustee

By:	By:

Name:	Name:
Title:	Title:

Schedule 1

Subject Transaction	Counterparties	Policy Number

West Trade Funding CDO II	MLI and Portfolio CDS Trust 138	CA03540A
Tazlina Funding CDO II	MLI and Portfolio CDS Trust 164	CA03765A
Ipswich Street CDO	MLI and Portfolio CDS Trust 129	CA03462A
Silver Marlin CDO I	MLI and Portfolio CDS Trust 153	CA03678A
West Trade Funding CDO III	MLI and Portfolio CDS Trust 165	CA03803A
Jupiter High-Grade CDO VI	MLI and Portfolio CDS Trust 170	CA03835A
Robeco High Grade CDO I	MLI and Portfolio CDS Trust 172	CA03865A
Biltmore CDO 2007-1	MLI and Portfolio CDS Trust 186	CA03963A